Exhibit 99.1

JOINT FILING AGREEMENT

AGREEMENT dated as of May 16, 2025, by and among EGH Sponsor LLC, EGH Management LLC, Energy Growth Holdings LLC, Andrew B. Lipsher and Vincent T. Cubbage (together, the “Parties”).

Each Party hereto represents to the other Party that it is eligible to use Schedule 13D to report its beneficial ownership of Class A ordinary shares, $0.0001 par value, of EGH Acquisition Corp. as of May 12, 2025, relating to such beneficial ownership, being filed on behalf of each of them.

Each of the Parties agrees to be responsible for the timely filing of the Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, and the other Party to the extent it knows or has reason to believe that any information about the other Party is inaccurate.

Date: May 19, 2025	EGH Sponsor LLC

By: EGH Management LLC

By: Energy Growth Holdings LLC

	By:	/s/ Andrew B. Lipsher
		Name:	Andrew B. Lipsher
		Title:	Managing Member

Date: May 19, 2025	EGH Management LLC

By: Energy Growth Holdings LLC

	By:	/s/ Andrew B. Lipsher
		Name:	Andrew B. Lipsher
		Title:	Managing Member

Date: May 19, 2025	By: Energy Growth Holdings LLC

	By:	/s/ Andrew B. Lipsher
		Name:	Andrew B. Lipsher
		Title:	Managing Member

Date: May 19, 2025
	By:	/s/ Andrew B. Lipsher
Andrew B. Lipsher

Date: May 19, 2025
	By:	/s/ Vincent T. Cubbage
Vincent T. Cubbage